UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

 WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)

 OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 1, 2011

Eastman Kodak Company

 (Exact name of registrant as specified in its charter)

New Jersey	1-87	16-0417150
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

343 State Street

Rochester, NY  14650

 (Address of principal executive offices) (Zip Code)

(585) 724-4000

 (Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

Item 3.03 below is incorporated herein by reference.

Item 3.03.     Material Modification to Rights of Security Holders.

On August 1, 2011, Eastman Kodak Company, a New Jersey corporation (the “Company”), entered into a Net Operating Loss (NOL) Rights Agreement with Computershare Trust Company, N.A., as Rights Agent, dated as of August 1, 2011 (the “NOL Rights Agreement”). The Company entered into the NOL Rights Agreement in an effort to deter acquisitions of the Company’s common stock (the “Common Stock”) that would potentially limit the Company’s ability to use its built in losses and any resulting net loss carryforwards to reduce potential future federal income tax obligations. Additionally, the NOL Rights Agreement is designed to maximize the Company’s exploration of strategic alternatives with respect to its digital imaging patent portfolios which was announced on July 20, 2011.

Under the NOL Rights Agreement, from and after the record date of August 11, 2011, each share of Common Stock will carry with it one preferred share purchase right (a “Right”), until the Distribution Date or earlier expiration of the Rights, as described below. In general terms, the Rights will work to impose a significant penalty upon any person or group which acquires beneficial ownership of 4.9% or more of the outstanding Common Stock from and after August 1, 2011. Because Section 382 of the Internal Revenue Code sets a 5% threshold for determining whether an acquisition counts towards an “ownership change,” the rights plan presented for consideration by the Board uses a 4.9% threshold.

Stockholders that own 4.9% or more of the outstanding Common Stock as of the opening of business on August 1, 2011, will not trigger the Rights so long as they do not (i) acquire additional shares of Common Stock representing one one-thousandth of one percent (0.001%) or more of the shares of Common Stock then outstanding or (ii) fall under 4.9% ownership of Common Stock and then re-acquire shares that in the aggregate equal 4.9% or more of the Common Stock.

A summary of the terms of the NOL Rights Agreement follows. This description is only a summary, and is not complete, and should be read together with the entire NOL Rights Agreement, which is filed as an exhibit hereto and is incorporated herein by reference. The following description is qualified in its entirety by reference to such exhibit.

The Rights.  The Rights will initially trade with, and will be inseparable from, the Common Stock.  The Rights are evidenced only by certificates that represent shares of Common Stock.  New Rights will also accompany any new shares of Common Stock that the Company issues after August 11, 2011, until the Distribution Date described below.

Exercise Price. Each Right will allow its holder to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock (a “Preferred Share”) for $12.50, subject to adjustment (the “Exercise Price”) once the Rights become exercisable. This portion of a Preferred Share will give the stockholder approximately the same dividend and liquidation rights as would one share of Common Stock. Prior to exercise, the Right does not give its holder any dividend, voting, or liquidation rights.

Exercisability. The Rights will not be exercisable until 10 days after the public announcement that a person or group has become an “Acquiring Person” by obtaining beneficial ownership of 4.9% or more of the outstanding Common Stock (or if already the beneficial owner of at least 4.9% of the outstanding Common Stock, by acquiring additional shares of Common Stock representing one one-thousandth of one percent (0.001%) or more of the shares of Common Stock then outstanding).

Certain synthetic interests in securities created by derivative positions — whether or not such interests are considered to be ownership of the underlying Common Stock or are reportable for purposes of Regulation 13D of the Securities Exchange Act — are treated as beneficial ownership of the number of shares of the Common Stock equivalent to the economic exposure created by the derivative position, to the extent actual shares of the

Common Stock are directly or indirectly held by counterparties to the derivatives contracts.  Swaps dealers unassociated with any control intent or intent to evade the purposes of the Rights Plan are excepted from such imputed beneficial ownership.

The date when the Rights become exercisable is the “Distribution Date.” Until that date or earlier expiration of the Rights, the Common Stock certificates will also evidence the Rights, and any transfer of shares of Common Stock will constitute a transfer of Rights. After that date, the Rights will separate from the Common Stock and be evidenced by book-entry credits or by Rights certificates that the Company will mail to all eligible holders of Common Stock. Any Rights held by an Acquiring Person are void and may not be exercised.

Consequences of a Person or Group Becoming an Acquiring Person. If a person or group becomes an Acquiring Person, all holders of Rights except the Acquiring Person may, for payment of the Exercise Price, purchase shares of Common Stock with a market value of twice the Exercise Price, based on the market price of the Common Stock as of the acquisition that resulted in such person or group becoming an Acquiring Person.

• Flip In.  If a person or group becomes an Acquiring Person, all holders of Rights except the Acquiring Person may, for $12.50, purchase shares of the Company's Common Stock with a market value of $25.00,based on the market price of the Common Stock prior to suchacquisition.

• Flip Over.  If the Company is later acquired in a merger or similar transaction after the Rights Distribution Date, all holders of Rights except the Acquiring Person may for $12.50 purchase shares of the acquiring corporation with a market value of $25.00 based on the market price of the acquiring corporation’s stock, prior to such merger.

• Notional Shares.  Shares held by Affiliates and Associates of an Acquiring Person, and Notional Shares held by counterparties to a Derivatives Contract with an Acquiring Person, will be deemed to be beneficially owned by the Acquiring Person.

Exchange. After a person or group becomes an Acquiring Person, but before an Acquiring Person owns 50% or more of the outstanding Common Stock, the Board may extinguish the Rights by exchanging one share of Common Stock or an equivalent security for each Right, other than Rights held by the Acquiring Person.

Preferred Share Provisions. Each one one-thousandth of a Preferred Share, if issued:

                • will not be redeemable.

• will entitle holders to quarterly dividend payments of $0.001 per share, or an amount equal to the dividend paid on one share of Common Stock, whichever is greater.

• will entitle its holder upon liquidation of these rights either to receive $1.00 or an amount equal to the payment made on one share of Common Stock, whichever is greater.

                • will have the same voting power as one share of Common Stock.

• if shares of Common Stock are exchanged via merger, consolidation, or a similar transaction, will entitle holders to a per share payment equal to the payment made on one share of Common Stock.

The value of one one-thousandth interest in a Preferred Share is expected to approximate the value of one share of Common Stock.

Expiration. The Rights will expire on August 1, 2014.

Redemption. The Board may redeem the Rights for $.001 per Right at any time before any person or group becomes an Acquiring Person. If the Board redeems any Rights, it must redeem all of the Rights. Once the Rights are redeemed, the only right of the holders of Rights will be to receive the redemption price of $.001 per Right. The redemption price will be adjusted if the Company has a stock split or stock dividends of its Common Stock.

Anti-Dilution Provisions. The Board may adjust the Exercise Price, the number of Preferred Shares issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split, or a reclassification of the Preferred Shares or Common Stock. No adjustments to the Exercise Price of less than 1% will be made.

Amendments. The terms of the NOL Rights Agreement may be amended by the Board without the consent of the holders of the Rights. After a person or group becomes an Acquiring Person, the Board may not amend the agreement in a way that adversely affects holders of the Rights.

Item 5.03.  Material Modification to Rights of Security Holders.

In connection with the adoption of the NOL Rights Agreement referenced in Item 3.03 above, the Board of Directors approved the Certificate of Designations establishing the Preferred Shares and the rights, preferences and privileges thereof and the Certificate of Designations will be filed with the Secretary of State of the State of New Jersey. The Certificate of Designations is attached hereto as Exhibit 3.1 and is incorporated herein by reference.  The information set forth under Item 3.03 above is incorporated herein by reference.

Item 9.01.  Financial Statements, Pro Forma Financial Information and Exhibits

(d) Exhibits.

3.1	Certificate of Designations for the Eastman Kodak Company Series A Junior Participating Preferred Stock.

4.1

Rights Agreement, dated as of August 1, 2011, between Eastman Kodak Company and Computershare Trust Company, N.A., which includes the form of Certificate of Designations of Series A Junior Participating Preferred Stock as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C.

99.1	Press release issued August 1, 2011, by Eastman Kodak Company.

SIGNATURE

                       Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 Dated: August 1, 2011

Eastman Kodak Company

By: /s/ Patrick Sheller
Name: Patrick Sheller
Title: Corporate Secretary and Chief Compliance Officer

EXHIBIT INDEX

Exhibit Number                                                 Description

3.1	Certificate of Designations for the Eastman Kodak Company Series A Junior Participating Preferred Stock.

4.1

Rights Agreement, dated as of August 1, 2011, between Eastman Kodak Company and Computershare Trust Company, N.A., which includes the form of Certificate of Designations of Series A Junior Participating Preferred Stock as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C.

99.1	Press release issued August 1, 2011, by Eastman Kodak Company.